Exhibit 13.1

“Testing the Waters” Emails

View this email in y our browser Got Stormy MyRacehorse is delighted to announce our latest offering, Got Stormy , an extremely accomplished racemare who has not only proven to be exceptional against her own sex, but who is a Grade 1 winner facing males and was an Eclipse Award finalist in 2019. This exceptional turf miler will remain under the care of her Hall of Fame trainer, Mark Casse, who thus far guided Got Stormy to an ultra - consistent record of 10 - 5 - 3 from 26 career starts with earnings topping $2 million. Got Stormy has proven to be very versatile in that she doesn't need to "bring her track" with her and has won Grade 1 stakes on both coasts and in between. Following a robust 2020 campaign in which Got Stormy raced eight times, earning victories in two graded stakes and placing in two Grade 1s, we believe this mare is poised for another productive season on the track in 2021. We won't have to wait too long to find out, as Got Stormy gets her season started tomorrow at Gulfstream Park in the Honey Fox Stakes. More About Got Stormy Here is Spendthrift Farm General Manager Ned Toffey and trainer Mark Casse discussing the brilliant Got Stormy. Subscribe Past Issues Translate

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NED TOFFEY
SPENDTHRIFT FARM

Like our latest round of offerings, this will be a **"lease to race"** agreement, a new ownership model that will be offered from time to time. A lease to race agreement will entitle shareholders to all net racing revenues generated by Got Stormy through the 2021 Breeders' Cup World Championships (**including purse money earned in this Saturday's Honey Fox Stakes**). Shareholders will be paid out after every race and also receive many of the perks they are already accustomed to under traditional MRH offerings such as frequent updates, race day events (subject to COVID-19 restrictions), and more. To learn more about Racing Leases and specifics around this lease please check out the FAQ's below.

So, if you're looking to add to your stable or wanting some instant action while your 2-year-olds develop, **indicate interest** now! After indicating interest you'll be notified as soon as shares become available (expected in the coming weeks).

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FAQ's

Wh at is a lease? Why lease a horse? It is important to note that owners acquire horses for various different reasons. Many owners are interested in breeding their stock, more than racing them. Others do not have the ability to breed and therefore are only interested in racing horses, and there for they are sold to breeders at the end of their racing career. Leases are a good way to marry these two parties together. An owner who acquires a horse in the midst of their racing career for the sake of breeding may look to enter into a lease to offset some of the cost of their initial investment, while giving the lessee a chance to run after significant purse money in stakes races. Well, then what are the benefits to me under a lease arrangement? The lease affords the lessee access to top quality racing stock at a fraction of the cost, since they do not share in the residual value. Specifically, as stated above Spendthrift paid $2.75 million for Got Stormy as a racing and broodmare prospect. As part of the lease MyRacehorse paid $125,000 for 51 percent of Got Stormy's 2021 racing rights, well below the full fair market value. In the case of MyRacehorse, the lower acquisition cost translates into a lower share price, which affords the investors a greater chance for a positive return on their investment. The lessee gets to campaign a top quality horse, and reap the benefits of the purse money won throughout that campaign. Since there is no breeding rights as a part of the lease, the return on investment will be based strictly on the horse’s performance on the racetrack in 2021. Are there any additional costs to me beyond the share price? There are never any additional out - of - pocket costs with MyRacehorse. This offering Subscribe Past Issues Translate Leasing the racing rights of a horse has become increasing popular over the last five years and has been embraced by many of the industry’s biggest players. The lease is a straight forward agreement between the lessor (owner) and the lessee (lease holder) that specifies a lease price, the duration of the lease, and the percentage of the horse that is leased. Leased horses generally have proven success on the racetrack and established a significate residual value as either a broodmare or stallion prospect.

inc ludes one - year's worth of pre - paid training and care costs. All unused amounts are returned to the shareholders at the conclusion of the investment. Notices With regard to communications by MyRacehorse on the Site to gauge interest in a potential Securities offering pursuant to the Regulation A+ exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), including opportunities to “reserve” Securities as indications of interest in the potential offering, please note (i) that no money or other consideration is being solicited for our potential Regulation A+ offering at this time, and if sent in response to MyRacehorse, your money will not be accepted, (ii) no offer, sale, or commitments to buy Securities in our potential Regulation A+ offering of MyRacehorse can be accepted and no part of the purchase price can be received until the offering statement for the potential offering is qualified by the U.S. Securities and Exchange Commission (“SEC”), (iii) any such offer to buy Securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date, and (iv) any indication of interest in MyRacehorse’s potential offering is non - binding and involves no obligation or commitment of any kind. MyRacehorse is testing the waters under Regulation A+ of the Securities Act. This process allows companies to determine whether there may be interest in an eventual offering of its securities. MyRacehorse is not under any obligation to make an offering under Regulation A+. MyRacehorse may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A+. For example, MyRacehorse may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case MyRacehorse will only offer its securities to accredited investors as defined by Rule 501(a) of Regulation D. If MyRacehorse does go ahead with an offering under Regulation A+, it will only be able to make sales after it has filed an offering statement with the SEC and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than the test - the - waters materials and could differ in important w a y s . Y o u m us t r e ad t h e o f f eri n g s t a t e m e n t f i l e d w i t h t h e S E C . View filing here. All investors using the Site must acknowledge and accept the high risks associated with investing in the Securities. These risks include holding your investment for periods of months or years with limited or no ability to resell and losing your entire investment; Subscribe Past Issues Translate yo u must have the ab ility to bear a total loss of your investment without a change in your lifestyle. The Site may contain forward looking statements which are not With regard to communications by MyRacehorse on the Site to gauge interest in a potential Securities offering pursuant to the Regulation A+ exemption from the registration requirements of the Securities Act, including opportunities to “reserve” Securities as indications of interest in the potential offering, please note (i) that no money or other consideration is being solicited for our potential Regulation A+ offering at this time, and if sent in response to MyRacehorse, your money will not be accepted, (ii) no offer, sale, or commitments to buy Securities in our potential Regulation A+ offering of MyRacehorse can be accepted and no part of the purchase price can be received until the offering statement for the potential offering is qualified by the SEC, (iii) any such offer to buy Securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date, and (iv) any indication of interest in MyRacehorse’s potential offering is non - binding and involves no obligation or commitment of any kind. No offer to sell securities or solicitation of an offer to buy securities is being made in any state where such offer or sale is not permitted under the blue sky or state securities laws thereof. No offering is being made to individual investors unless and until the offering has been registered in that state or an exemption from registration exists. My Racehorse intends to complete an offering under Tier 2 of Regulation A, and as such, intends to be exempted from state registration pursuant to federal law. Although an exemption from registration under state law may be available, MyRacehorse may still be required to provide a notice filing and pay a fee in individual states. Past performance may not be indicative of future results. Different MyRacehorse investments involve varying deal terms and degrees of risk, and may lose value. Therefore, it should not be assumed that future performance of any specific investment Subscribe Past Issues Translate guaranteed. Potential investors should read all of the investment documents that are provided to them. MyRacehorse is not an investment advisor, broker - dealer or crowdfunding portal and does not engage in any activities requiring any such registration. All investors should make their own determination of whether or not to make any investment, based on their own evaluation and analysis. The Securities are being offered and sold only in jurisdictions where such offers and sales are permitted; it is solely your responsibility to comply with the laws and regulations of your jurisdiction of residence. You are strongly advised to consult your legal, tax and financial advisors before investing.

wil l correlate with his torical results. www.myracehorse.com Follow MyRacehorse on our social media channels Share on Facebook Forward to a Friend Have a question that wasn't answered here? Check out our FAQ & Instructional Video or contact us at Support@MyRacehorse.com MyRacehorse is offering securities only through the use of an Offering Circular that is part of an Offering Statement qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Offering Circular may be obtained here . Copyright © 2021 MyRacehorse.com, All rights reserved. Want to change how you receive these emails? You can update your preferences or unsubscribe from this list . Subscribe Past Issues Translate Multiple offerings of Securities may be conducted on this Site. Prior to any investment in any Securities, you should review a copy of the current offering circular relating to those Securities included in the corresponding offering statement filed with the U.S. Securities and Exchange Commission, by visiting the following url: My Racehorse CA LLC CIK#: 000174448

View this email in y our browser MyRacehorse is excited to announce our latest offering, Monomoy Girl , an amazing 6 - year - old who truly is the embodiment of a champion. This incredible mare, who is on a clear path to the Hall of Fame, has performed with brilliance at the highest levels of racing. The 2018 Kentucky Oaks and two - time Breeders' Cup Distaff winner will remain in the care of Eclipse Award - winning trainer Brad Cox, who superbly guided Monomoy Girl to wins in 13 of 15 career starts thus far in her career. The daughter of Tapizar not only drew notice on the racetrack, but in the sales ring as well, when she was purchased by Spendthrift Farm for $9.5 million in November as a racing/broodmare prospect. Many thought Monomoy Girl would head straight to the breeding shed, but Spendthrift Farm and MyRacehorse struck a deal to keep her on the track in 2021, under a lease - to - race arrangement. Cox has been quoted that Monomoy Girl is looking and training as good as ever. We're looking forward to hopefully another amazing season ahead with her and can't wait to have you be a part of it. Subscribe Past Issues Translate

If you're looking to add to your stable or wanting some instant action while your 2 - year - olds continue to develop, indicate interest now! After indicating interest you'll be notified as soon as shares become available (expected in the coming weeks). You won't have to wait very long to see Monomoy Girl in action as she is scheduled to make her 2021 debut in the $250,000 Bayakoa Stakes this Sunday at Oaklawn Park. Share T weet Forward More About Monomoy Girl Here is Ned Toffey, the general manager of Spendthrift Farm, discussing why his team reached for the stars to acquire Monomoy Girl, whose $9.5 million purchase price tied her for second all - time among racing or broodmare prospects sold at public auction in North America. Subscribe Past Issues Translate

Like our latest round of offerings, this will be a " lease to race " agreement, a new ownership model that will be offered from time to time. A lease to race agreement will entitle shareholders to all net racing revenues generated by Monomoy Girl through the 2021 Breeders' Cup World Championships ( includin g purse earnings from this Sunda y 's Bayakoa Stakes ). Shareholders will be paid out after every race and also receive many of the perks they are already accustomed to under traditional MRH offerings such as frequent updates, race day events (subject to COVID - 19 restrictions), and more. To learn more about Racing Leases and specifics around this lease please review the FAQ's below. Click here to learn more about leases and watch Monomoy Girl's greatest hits! Subscribe Past Issues Translate

FAQ's What is a lease? Leasing the racing rights of a horse has become increasing popular over the last five years and has been embraced by many of the industry’s biggest players. The lease is a straight forward agreement between the lessor (owner) and the lessee (lease holder) that specifies a lease price, the duration of the lease, and the percentage of the horse that is leased. Leased horses generally have proven success on the racetrack and established a significant residual value as either a broodmare or stallion prospect. Why lease a horse? Our acquisition team did look into acquiring Monomoy Girl in a traditional ownership sense, but ultimately we determined that the lease was a far superior opportunity for prospective shareholders. She was purchased for $9.5 million and 51% would have cost just over $5 million when including the required sales tax. Each share would have been over $470 and would have created a financial structure which would have required a significant capital outlay for shareholders and a long - term commitment in order to potentially return their initial investment. With the lease our management team felt it was a win - Well, then what are the benefits to me under a lease arrangement? The lease affords the lessee access to top quality racing stock at a fraction of the cost, since they do not share in the residual value. Specifically, as stated above, Spendthrift paid $9.5 million for Monomoy Girl as a racing and broodmare prospect. As part of the lease, MyRacehorse paid $300,000 for 51 percent of Monomoy Girl's 2021 racing rights, well below the full fair market value. In the case of MyRacehorse, the lower acquisition cost translates into a lower share price, which affords the investors a greater chance for a positive return on their investment. The lessee gets to campaign a top quality horse, and reap the benefits of the purse money won throughout that campaign. Since there is no breeding rights as a part of the lease, the return on investment will be based strictly on the horse’s performance on the racetrack in 2021. Are there any additional costs to me beyond the share price? There are never any additional out - of - pocket costs with MyRacehorse. This offering includes one - year's worth of pre - paid training and care costs. All unused amounts are returned to the Subscribe Past Issues Translate wi n . Our shareholder s get all the thrills shareholders at the conclusion of the of her 2021 racing campaign and access investment. to her racing purse money for a very competitive lease price. Notices With regard to communications by MyRacehorse on the Site to gauge interest in a potential Securities offering pursuant to the Regulation A+ exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), including opportunities to “reserve” Securities as indications of interest in the potential offering, please note (i) that no money or other consideration is being solicited for our potential Regulation A+ offering at this time, and if sent in response to MyRacehorse, your money will not be accepted, (ii) no offer, sale, or commitments to buy Securities in our potential Regulation A+ offering of MyRacehorse can be accepted and no part of the purchase price can be received until the offering statement for the potential offering is qualified by the U.S. Securities and Exchange Commission (“SEC”), (iii) any such offer to buy Securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date, and (iv) any indication of interest in My Racehorse’s potential offering is non - binding and involves no obligation or commitment of any kind. MyRacehorse is testing the waters under Regulation A+ of the Securities Act. This process allows companies to determine whether there may be interest in an eventual offering of its securities. MyRacehorse is not under any obligation to make an offering under Regulation A+. MyRacehorse may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A+. For example, MyRacehorse may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case MyRacehorse will only offer its securities to accredited investors as defined by Rule 501(a) of Regulation D. If MyRacehorse does go ahead with an offering under Regulation A+, it will only be able to make sales after it has filed an offering statement with the SEC and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than the test - the - waters materials and could differ in important w a y s . Y o u m us t r e ad t h e o f f eri n g s t a t e m e n t f i l e d w i t h t h e S E C . View filing here. All investors using the Site must acknowledge and accept the high risks associated with investing in the Securities. These risks include holding your investment for periods of Subscribe Past Issues Translate mo nths or years with limited or no ability to resell and losing your entire investment; you must have the ability to bear a total loss of your investment without a change in With regard to communications by MyRacehorse on the Site to gauge interest in a potential Securities offering pursuant to the Regulation A+ exemption from the registration requirements of the Securities Act, including opportunities to “reserve” Securities as indications of interest in the potential offering, please note (i) that no money or other consideration is being solicited for our potential Regulation A+ offering at this time, and if sent in response to MyRacehorse, your money will not be accepted, (ii) no offer, sale, or commitments to buy Securities in our potential Regulation A+ offering of MyRacehorse can be accepted and no part of the purchase price can be received until the offering statement for the potential offering is qualified by the SEC, (iii) any such offer to buy Securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date, and (iv) any indication of interest in My Racehorse’s potential offering is non - binding and involves no obligation or commitment of any kind. No offer to sell securities or solicitation of an offer to buy securities is being made in any state where such offer or sale is not permitted under the blue sky or state securities laws thereof. No offering is being made to individual investors unless and until the offering has been registered in that state or an exemption from registration exists. My Racehorse intends to complete an offering under Tier 2 of Regulation A, and as such, intends to be exempted from state registration pursuant to federal law. Although an exemption from registration under state law may be available, My Racehorse may still be required to provide a notice filing and pay a fee in individual states. Past performance may not be indicative of future results. Different MyRacehorse investments involve varying deal terms and degrees of risk, and may lose value. Therefore, it should not be assumed that future performance of any specific investment will correlate with historical results. Subscribe Past Issues Translate your lifestyle. The Site may contain forward looking statements which are not guaranteed. Potential investors should read all of the investment documents that are provided to them. MyRacehorse is not an investment advisor, broker - dealer or crowdfunding portal and does not engage in any activities requiring any such registration. All investors should make their own determination of whether or not to make any investment, based on their own evaluation and analysis. The Securities are being offered and sold only in jurisdictions where such offers and sales are permitted; it is solely your responsibility to comply with the laws and regulations of your jurisdiction of residence. You are strongly advised to consult your legal, tax and financial advisors before investing.

Multiple offerings of Securities may be conducted on this Site. Prior to any investment www.myracehorse.com Follow MyRacehorse on our social media channels Share on Facebook Forward to a Friend Have a question that wasn't answered here? Check out our FAQ & Instructional Video or contact us at Support@MyRacehorse.com MyRacehorse is offering securities only through the use of an Offering Circular that is part of an Offering Statement qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Offering Circular may be obtained here . Copyright © 2021 MyRacehorse.com, All rights reserved. Want to change how you receive these emails? You can update your preferences or unsubscribe from this list . Subscribe Past Issues Translate in any Securities, you should review a copy of the current offering circular relating to those Securities included in the corresponding offering statement filed with the U.S. Securities and Exchange Commission, by visiting the following url: My Racehorse CA LLC CIK#: 000174448